Exhibit 99.1

NEWS RELEASE

Arc Logistics Partners LP Acquires Terminal and Development Assets in Northeastern Weld County, Colorado

NEW YORK, NY, July 14, 2015— Arc Logistics Partners LP (NYSE: ARCX) (“Arc Logistics” or the “Partnership”) announced today that it has acquired all of the limited liability company interests of UET Midstream, LLC (“UET Midstream”) from United Energy Trading, LLC (“UET”) and Hawkeye Midstream, LLC (“Hawkeye”) for a total adjusted purchase price of approximately $76.6 million. The consideration delivered to UET and Hawkeye at closing consisted of, in the aggregate, approximately $44.3 million in cash and approximately $32.3 million in common units (based on an issuance price of $18.50 per unit, resulting in the issuance of approximately 1.746 million units at closing). The Partnership financed the cash portion of the consideration with borrowings under its senior bank revolving credit facility.

UET Midstream’s principal assets consist of a newly constructed, substantially completed crude oil terminal (the “Pawnee Terminal”) and a nearby development property in northeastern Weld County, Colorado. The Pawnee Terminal serves as the primary injection point on the Northeast Colorado Lateral of the Pony Express Pipeline, providing Pawnee Terminal customers with ultimate service to Cushing, Oklahoma. The Pawnee Terminal has approximately 200,000 barrels of commingled storage capacity (with room for additional storage capacity) and is capable of receiving crude oil via truck unloading stations and connections to local crude oil gathering systems. At closing, the Pawnee Terminal is servicing several third-party contracts with a weighted average contract life of approximately five years, with aggregate take-or-pay volume commitments increasing each year during such five-year period.

The Pawnee Terminal is expected to contribute initial minimum contracted annual EBITDA of $9.0 million to $9.5 million. The Partnership expects the transaction to be immediately accretive to the Partnership’s distributable cash flow per unit.

The nearby development property is being permitted to build a potential new crude injection terminal that, if constructed, would have the ability to provide new and existing customers additional unloading capacity and tankage and allow for incremental volumes to be delivered to the Northeast Colorado Lateral.

Vince Cubbage, Chairman and CEO of Arc Logistics, commented: “We are very excited to announce another acquisition and the expansion of our independent terminalling business into this growing Colorado market. The Pawnee Terminal is newly built, currently operating under several five-year contracts, and highly strategic to our business and customers. It was developed to handle the growing crude oil production transportation needs in the region, and its contract portfolio reflects that anticipated growth with built-in increases in customer take-or-pay volume commitments and associated revenues for our Partnership. The Pawnee Terminal acquisition also includes several organic growth opportunities including the nearby development property available for expansion, and we look forward to working with UET and our other customers to move these projects forward. We appreciate and value the relationship that exists between the owners and management of UET and our Partnership that made this transaction possible, and look forward to working with them in the future as our customer, business partner and aligned investor.”

For more information regarding the transaction, please see Arc Logistics’ Current Report on Form 8-K filed on July 14, 2015 with the Securities and Exchange Commission (the “SEC”).

Conference Call and Presentation Materials

A presentation concerning this transaction will be available on the “Investors” section of Arc Logistics’ website.

Arc Logistics will hold a conference call and webcast to discuss the Pawnee Terminal acquisition on Wednesday, July 15, 2015, at 9:00 a.m. Eastern. Interested parties may join the conference call by dialing (855) 433-0931, and international callers may join by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investors” page of the Arc Logistics website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information, please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” “intends,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) inability to consummate acquisitions, pending or otherwise, on acceptable terms and successfully integrate acquired businesses into the Partnership’s operations; (ix) effects of existing and future laws or governmental regulations; and (x) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the SEC, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

In addition, there are significant risks and uncertainties relating to the Pawnee Terminal acquisition, which can be found in the Partnership’s public periodic filings with the SEC, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Form 8-K (including the Current Report on Form 8-K filed on July 14, 2015).

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the forward-looking statements contained herein. Other unknown or unpredictable factors could also have material adverse effects on the Partnership’s future results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

The Partnership does not, as a matter of course, disclose projections as to future operations, earnings or other results. However, the Partnership has included in this press release certain prospective financial information, including estimated EBITDA with respect to the Pawnee Terminal. This information was not prepared with a view toward disclosure, but, in the view of the Partnership’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments and presents, to the best of the Partnership’s knowledge and belief, the expected course of action and expected future financial performance of the Pawnee Terminal. However, this information is not fact and should not be relied upon as being indicative of future results, and readers of this press release are cautioned not to place undue reliance on the prospective financial information.

This press release does not constitute an offer of any securities for sale. The common units issued to UET and Hawkeye have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Investor Contact:

212-993-1290

IR@arcxlp.com

www.arcxlp.com